CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (No. 333-285624) (the “Registration Statement”) of our report dated April 7, 2026 relating to the statutory financial statements of Equitable Financial Life Insurance Company and consent to the incorporation by reference of our report dated April 7, 2026 relating to the statutory financial statements of Equitable Financial Life Insurance Company of America.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

August 14, 2026